UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2020

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on July 28, 2017, Harmony Biosciences Holdings, Inc. (the “Company”) entered into a license and commercialization agreement (as such agreement has been amended from time to time, the “License Agreement”) with Bioprojet Société Civile de Recherche (“Bioprojet”), which granted the Company an exclusive, sublicensable license to commercialize, in the United States and its territories, commonwealths, and protectorates, including Puerto Rico, a product containing pitolisant currently known as WAKIX for narcolepsy, obstructive sleep apnea, idiopathic hypersomnia, Parkinson’s disease, and any other indication agreed upon by the parties, which currently include Prader-Willi Syndrome and Muscular Dystrophy (the “Field”), as well as rights to related patent rights, know-how, trademarks, trade dress, regulatory filings and approvals (the “Bioprojet Assets”). Bioprojet also granted to the Company a co-exclusive (with Bioprojet), sublicensable license to Bioprojet Assets to clinically develop and register the pitolisant product in the Field in the United States. Bioprojet retained the right to manufacture the product in the United States, and to develop outside the United States and commercialize other products that contain pitolisant as an active ingredient anywhere in the world. Bioprojet also granted to the Company an exclusive license to use certain trademarks and trade names in connection with the commercialization of the product under the Bioprojet License Agreement. In exchange for these rights under the License Agreement, the Company agreed to pay to Bioprojet certain milestone and royalty payments.

On October 13, 2020, the Company received notice that the U.S. Food and Drug Administration (“FDA”) approved the Company’s new drug application (“NDA”) for the Company’s product WAKIX for the treatment of cataplexy in adult patients with narcolepsy. Pursuant to the License Agreement, upon FDA approval of a cataplexy indication for WAKIX (the “Trigger Date”), the Company is obligated to make a payment to Bioprojet of $2.0 million within 15 days of the Trigger Date and a milestone payment to Bioprojet of $100.0 million within 90 days of the Trigger Date. Accordingly, the Company plans to make both payments to Bioprojet on or before their respective due dates.

Descriptions of the other material terms of the License Agreement are hereby incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 13, 2020 (the “Registration Statement”). The description of the License Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the License Agreement filed as Exhibit 10.1 to the Company’s Registration Statement.

Item 7.01. Regulation FD.

On October 14, 2020, the Company issued a press release entitled “Harmony Biosciences Receives FDA Approval for Expanded Use of WAKIX (pitolisant) for the Treatment of Cataplexy in Adult Patients with Narcolepsy,” a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1*	Press release issued by the Company dated October 14, 2020.

*

This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act except to the extent that Harmony Biosciences Holdings, Inc. specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: October 14, 2020	By:	/s/ John C. Jacobs
John C. Jacobs President and Chief Executive Officer